[GRAPHIC-PIEDMONT LOGO]
                             Piedmont Bancorp, Inc.
          THE HOLDING COMPANY FOR HILLSBOROUGH SAVINGS BANK, INC., SSB


For Immediate Release

                                  News Release

                                                   July 20, 1998

Contact:   Thomas W. Wayne, Treasurer
Email:     HSBBank@mindspring.com
Phone:     919/732/2143
Fax:       919/732/6001
Web:       http://www.hillsboroughbank.com

    PIEDMONT BANCORP, INC. REPORTS YEAR-END EARNINGS, STOCK REPURCHASE PLAN



HILLSBOROUGH, N.C.--(BUSINESS WIRE)--July 20, 1998--Piedmont Bancorp, Inc. (AMEX:PDB), the parent holding company for Hillsborough Savings Bank, Inc., reported consolidated net income for the year ended June 30, 1998 increased 4.7% to $1,643,000, or $0.61 basic and diluted earnings per share, compared to consolidated net income before non recurring items of $1,569,000 or $0.61 basic and diluted earnings per share for the year ended June 30, 1997.

Return on average equity increased 169 basis points to 7.75% for the year ended June 30, 1998 compared to return on average equity before nonrecurring items of 6.06% for the year ended June 30, 1997. Return on average assets was 1.27% for the year ended June 30, 1998 compared to return on average assets before nonrecurring items of 1.27% for the year ended June 30, 1997.

In the year ended June 30, 1997 the Company recorded a net loss and basic and diluted loss per share after nonrecurring items of $534,000 and $0.20, respectively. Earnings for the year ended June 30, 1997 were adversely impacted by the following nonrecurring items: (1) $1,496,000 of compensation expense associated with the release and allocation of approximately 126,000 shares of common stock of the Company to participants of the Hillsborough Savings Bank, Inc. Employee Stock Ownership Plan during the quarter ended December 31, 1996,
(2) a provision for loan losses of $597,000 recorded during the quarter ended December 31, 1996 that resulted primarily from the charge off of approximately $510,000 in unsecured loans to a single borrower, (3) losses of $106,000 on the sale of investments that were sold in December of 1996 to fund the special dividend of $7.00 a share, and (4) a special $487,000 assessment paid in the first quarter of fiscal 1997 to the Federal Deposit Insurance Corporation to recapitalize the Savings Association Insurance Fund.

Total assets increased 6.3% to $130.5 million at June 30, 1998 compared to $122.8 million at June 30, 1997. The primary contributor to the growth was an increase of 6.3% in net loans receivable to $106.5 million at June 30, 1998 from $100.2 million at June 30, 1997. Funding the majority of the loan growth was (1) a $5.0 million or 5.9% increase in deposits from June 30, 1997 to June 30, 1998 and (2) a $1.5 million or 9.1% increase in advances from the Federal Home Loan Bank during the same period. Nonperforming assets increased to $928,000 at June 30, 1998 from $803,000 at June 30, 1997.

PIEDMONT BANCORP, INC. REPORTS YEAREND EARNINGS, STOCK REPURCHASE PLAN July 20, 1998
Page 2

In announcing the earnings, D. Tyson Clayton commented, "A strategic plan was adopted and deployed in the fall of 1997 by the directors, management team and employees that laid the foundation for future growth of the Company." Clayton noted a number of initiatives completed as a result of the plan including:

         The acquisition of new workstations for substantially all employees and installation of a local area network in January and February of 1998. The hardware and software acquisitions will aid the Company's efforts to achieve Year 2000 compliance in accordance with FFIEC regulations.

         The conversion to a new data center in February of 1998 that provides a relational Microsoft Access(TM) database designed to identify cross sale candidates for profitable bank or fee based investment products offered by the Company. The Company already has done several direct mail campaigns and has surveyed its customer's satisfaction and product needs since the system has been installed.

         The incorporation and establishment in March of 1998 of HSB Investment Services, Inc., a wholly owned subsidiary of the Bank that provides a complete range of investment and brokerage services.

         The introduction in March of 1998 of a wide range of new deposit products designed for customers at every stage of their lives.

         The development of a web site in March of 1998 for current and future use as another delivery channel for products and services to current and potential customers.

         Loan sales of $10 million from February to June 1998 that generated gains of $75,000 and earned loan origination fees (net of origination costs) of $59,000.

         An increase in the quarterly dividend in June of 1998 from $0.10 to $0.12 per common share.

Consistent with its financial strategy of increasing earnings per share and return on equity to shareholders, the Company's Board of Directors approved a stock repurchase plan on June 30, 1998. The plan will enable the Company to repurchase stock from time to time in the open market or through privately negotiated transactions. While current market conditions make this an excellent time to initiate this plan, the timing and extent of the stock repurchased will depend upon financial market conditions. Clayton noted that "The stock repurchase plan and the increase in the quarterly dividend rate from $0.10 to $0.12 per common share in June of 1998 are designed to enhance shareholder value and provide future capital management tools."

Clayton concluded by saying, "I would like to thank all of the employees, directors and the management team for their hard work during the last year in achieving the goals as set forth in our strategic plan. During the next year we intend to focus our efforts on employee product knowledge, customer sales and service, streamlining internal operations, and continuing to expand our delivery channels to current and potential customers."

Piedmont Bancorp, Inc., through its wholly owned subsidiary Hillsborough Savings Bank, Inc., provides a complete line of banking and investment services to individuals and businesses through its branch located in the Triangle region of North Carolina. The Company is traded on the American Stock Exchange under the symbol "PDB".

                                 FINANCIAL HIGHLIGHTS

                        PIEDMONT BANCORP, INC. and SUBSIDIARY
                                      (unaudited)

                                                         Three Months Ended June 30,
                                                  --------------------------------------
(In thousands, except per share data)               1998          1997            Change
                                                  ---------     ---------         ------
EARNINGS
Interest income ...............................   $   2,648     $   2,344          13.0%
Interest expense ..............................       1,337         1,186          12.7%
Net interest income ...........................       1,311         1,158          13.2%
Provision for loan losses .....................          24            20          20.0%
Noninterest income ............................         166            72         130.6%
Noninterest expense ...........................         776           624          24.4%
Income (loss) before taxes ....................         677           586          15.5%
Income tax expense (benefit) ..................         258           244           5.7%
Net income (loss) .............................   $     419     $     342          22.5%


PER COMMON SHARE
Earnings (loss) per share - basic .............   $    0.16     $    0.13          23.1%
Earnings (loss) per share - diluted ...........        0.15          0.13          15.4%
Cash dividends declared .......................        0.12          0.10          20.0%
Book value ....................................        7.85          7.42           5.8%
Closing market price ..........................       9.938         10.375         (4.2%)


FINANCIAL RATIOS
Return on average assets/3 ....................        1.26%         1.15%           11 bp
Return on average equity/3 ....................        7.74%         6.72%          102 bp
Equity to assets (average) ....................       16.33%        17.04%          (71)bp
Efficiency Ratio /5 ...........................       51.46%        50.90%           56 bp
Net interest margin
     (taxable-equivalent basis) ...............        4.11%         3.93%           18 bp

AVERAGE BALANCES
Assets ........................................   $ 132,621     $ 119,454          11.0%
Earning assets ................................     129,331       116,157          11.3%
Loans receivable ..............................     111,220        98,087          13.4%
Investment Securities/4 .......................      18,111        18,070           0.2%
Noninterest bearing deposits ..................       2,886         1,919          50.4%
Total deposits ................................      88,666        82,573           7.4%
Borrowings ....................................      21,451        15,752          36.2%
Stockholders' equity ..........................      21,657        20,358           6.4%

PERIOD END BALANCES
Assets ........................................   $ 130,541     $ 122,761           6.3%
Earning assets ................................     126,498       119,066           6.2%
Loans, net ....................................     106,500       100,173           6.3%
Investment securities/4 .......................      19,998        18,893           5.8%
Noninterest bearing deposits ..................       2,844         2,074          37.1%
Total deposits ................................      89,840        84,860           5.9%
Borrowings ....................................      18,000        16,500           9.1%
Stockholders' equity ..........................      21,606        20,416           5.8%

                                 FINANCIAL HIGHLIGHTS

                        PIEDMONT BANCORP, INC. and SUBSIDIARY
                                      (unaudited)
                                      (continued)

                                                         Three Months Ended June 30,
                                                  --------------------------------------
(In thousands, except per share data)               1998          1997            Change
                                                  ---------     ---------         ------
SHARES OUTSTANDING

Weighted average shares basic .................       2,697         2,702          (0.2%)
Weighted average shares diluted ...............       2,714         2,702           0.4%
Outstanding ...................................       2,751         2,751           0.0%


ASSET QUALITY SUMMARY/2
Nonperforming assets ..........................   $     928     $     803          15.6%
Allowance for loan losses .....................         951           796          19.5%
Nonperforming assets to total assets ..........        0.71%         0.65%            6 bp
Allowance for loan
losses to loans ...............................        0.89%         0.79%           10 bp
Net charge-offs (recoveries) to average loans/3       (0.04%)       (0.02%)          (2)bp

                                 FINANCIAL HIGHLIGHTS

                        PIEDMONT BANCORP, INC. and SUBSIDIARY
                                      (unaudited)
                                                              Year Ended June 30,
                                                  -----------------------------------------
                                                      1998          1997            Change
(In thousands, except per share data)             ---------     ---------           -------
EARNINGS
Interest income ...............................   $  10,217     $   9,535              7.2%
Interest expense ..............................       5,191         4,603             12.8%
Net interest income ...........................       5,026         4,932              1.9%
Provision for loan losses .....................          96           658            (85.4%)
Noninterest income ............................         606           225            169.3%
Noninterest expense ...........................       2,963         4,716            (37.2%)
Income (loss) before taxes ....................       2,573          (217)              N/A
Income tax expense (benefit) ..................         930           317            193.4%
Net income (loss) .............................       1,643     $    (534)(1)           N/A

PER COMMON SHARE
Earnings (loss) per share basic ...............   $    0.61     $    (0.20)(1)          N/A
Earnings (loss) per share diluted .............        0.61          (0.20)(1)          N/A
Cash dividends declared .......................        0.42           7.42           (94.3%)

Book value ....................................        7.85           7.42             5.8%
Closing market price ..........................       9.938          10.375           (4.2%)

FINANCIAL RATIOS
Return on average assets/3 ....................        1.27%        (0.43%)(1)          170  bp
Return on average equity/3 ....................        7.75%        (2.06%)(1)          981  bp
Equity to assets (average) ....................       16.46%        20.90%             (444) bp
Efficiency Ratio /5 ...........................       51.49%        88.20%           (3,671) bp
Net interest margin ...........................        4.10%         4.24%              (14) bp
     (taxable-equivalent basis)

AVERAGE BALANCES
Assets ........................................   $ 128,871     $ 123,896              4.0%
Earning assets ................................     125,585       120,700              4.0%
Loans receivable ..............................     107,510        95,937             12.1%
Investment securities/4 .......................      18,075        24,763            (27.0%)
Noninterest bearing deposits ..................       2,291         1,901             20.5%
Total deposits ................................      86,648        78,720             10.1%
Borrowings ....................................      20,119        16,481             22.1%
Stockholders' equity ..........................      21,212        25,893            (18.1%)

PERIOD END BALANCES
Assets ........................................   $ 130,541     $ 122,761              6.3%
Earning assets ................................     126,498       119,066              6.2%
Loans, net ....................................     106,500       100,173              6.3%
Investment securities/4 .......................      19,998        18,893              5.8%
Noninterest bearing deposits ..................       2,844         2,074             37.1%
Total deposits ................................      89,840        84,860              5.9%
Borrowings ....................................      18,000        16,500              9.1%
Stockholders' equity ..........................      21,606        20,416              5.8%

                                 FINANCIAL HIGHLIGHTS

                        PIEDMONT BANCORP, INC. and SUBSIDIARY
                                      (unaudited)


                                                              Year Ended June 30,
                                                  -----------------------------------------
                                                      1998          1997            Change
(In thousands, except per share data)             ---------     ---------           -------
SHARES OUTSTANDING
Weighted average shares basic .................       2,687         2,665              0.8%
Weighted average shares diluted ...............       2,711         2,665              1.7%
Outstanding ...................................       2,751         2,751              0.0%

ASSET QUALITY SUMMARY/2
Nonperforming assets ..........................   $     928     $     803             15.6%
Allowance for loan losses .....................         951           796             19.5%
Nonperforming assets to total assets ..........        0.71%         0.65%               6  bp
Allowance for loan losses to loans ............        0.89%         0.79%              10  bp
Net charge-offs (recoveries) to average loans/3       (0.05%)        0.49%             (54) bp

----------------

(1) Earnings for the year ended June 30, 1997 were adversely impacted by several non-recurring items. Excluding these non-recurring items, net income (after tax) would have been $1,569,000, earnings per share would have been $0.61, return on average assets would have been 1.27%, return on average equity would have been 6.06% and the efficiency ratio would have been 52.13% for the year ended June 30, 1997.

bp   Change is measured as difference in basis points.

(2) Balance sheet amounts are based on period end balances unless otherwise noted.

(3) Data presented is annualized.

(4) Includes investment securities, mortgage-backed securities, interest-bearing deposits and federal home loan bank stock.

(5) Other expense divided by sum of taxable-equivalent net interest income plus other income.